FORM 8-K
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                       CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF
                THE SECURITIES EXCHANGE ACT OF
                1934



                    June 19, 1997
                     Date of Report
             (Date of earliest event reported)





              ZEVEX INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)


NEVADA                     33-19583               87-0462807
(State or other          (Commission           (I.R.S. Employer
jurisdiction of          file number)         Identification No.)
incorporation or
organization)


4314 ZEVEX Park Lane, Murray, Utah                    84123
(Address of principal executive offices)            (Zip Code)



                         (801) 264-1001

      (Registrant's telephone number, including area code)

















Item 4. Change in Registrant's Certifying Accountant.



The Registrant has entered into a private placement agreement with Blosch & Holmes LLC, of which the agreement states that the Company would hire as its auditor a big six accounting firm beginning no later than for the year ending 12/31/97. The Registrant is also looking for a wider range of services than are currently being offered by the present auditors. The Registrant has also begun preliminary discussions with several underwriters for the purpose of a secondary offering. It has been stated in the discussions that the Registrant would have to obtain a big six accounting firm as its auditor for a transaction to be commenced with such firms. Accordingly, the Registrant appointed Ernst & Young LLP as its certified public accountants on June 19, 1997.

A. The date of such appointment of Ernst & Young LLP as the Registrant's certified public accountants was June 19, 1997.

B. There have been no disagreements with the previous accountants of the Registrant.

C. The principal accountant's reports on the financial statements for any of the past two years (December 31, 1995 and December 31, 1996) did not contain an adverse opinion or disclaimer of opinion or was qualified as audit scope or accounting principles.

D. Attached hereto is a letter from the former accountant of the Registrant stating he agrees with this Item 4.

E. The decision to change accountants was recommended by the Registrant's Board of Directors. The Registrant has no audit committee.


Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.
ZEVEX International, Inc.








By /s/ Dean G. Constantine
     Dean G. Constantine, President CEO















June 23, 1997



Securities & Exchange Commission
450 Fifth St., N.W.
Washington, D.C.  20549


     Re: ZEVEX International, Inc.
Dear Sir or Madam:

     I have read the representations by ZEVEX International, Inc., in Item 4 of Form 8-K regarding changes in the Registrants certifying accountants. Please take notice that I have no objections to such representations and to the best of my knowledge they are accurate.
Sincerely,



Daines and Rasmussen
Certified Public Accountant


by: /s/ Gene V. Nielsen